Exhibit 99.1

Enterprise 4.0 Technology Acquisition Corp. Announces Intent to Liquidate

Palo Alto, California, July 19, 2023 — Enterprise 4.0 Technology Acquisition Corp., a Cayman Islands exempted company (the “Company”), announced today that it will be unable to consummate an initial business combination and intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association, as amended (“Liquidation”). On April 20, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”) at which the shareholders approved an extension of the date by which the Company has to complete an initial business combination from April 21, 2023 to October 21, 2023 (or such earlier date as determined by the Company’s board of directors) (the “Extension”). At the time of the Meeting, the Company believed it could complete a business combination if the Extension were to be approved by the shareholders. However, after careful consideration, the Company has determined it would be unable to deliver a high quality transaction to shareholders even with an Extension. Therefore, due to the recent developments, the Company has determined not to further extend the term the Company has to complete an initial business combination beyond July 21, 2023 and instead proceed with the Liquidation.

As of the close of business on July 21, 2023, the Class A ordinary shares that were included in the units issued in the Company’s initial public offering (“Public Shares”) will be deemed cancelled, and each Public Share will represent only the right to receive a redemption amount equal to the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), including interest (less up to $100,000 of interest to pay winding up and dissolution expenses (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares. The Company anticipates that the last day of trading of the Public Shares will be on or around July 21, 2023 and trading of Public Shares will be suspended effective before the opening of markets on July 24, 2023.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the trustee of the Trust Account to take all necessary actions to liquidate the securities held in the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after July 21, 2023.

The Company’s sponsor, ENT4.0 Technology Sponsor LLC (the “Sponsor”), has agreed to waive its redemption rights with respect to (i) the Class A ordinary shares issued to the Sponsor on April 21, 2023 upon conversion of the Class B ordinary shares that were issued to the Sponsor prior to the Company’s initial public offering and (ii) the Class A ordinary shares contained in the units issued to the Sponsor in a private placement concurrent with the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

Enterprise 4.0 Technology Acquisition Corp.

Enterprise 4.0 Technology Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the life sciences industry.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Person: Ross Haghighat

Title: Chief Executive Officer and Chief Financial Officer

Phone: 619.736.6855

Address: 630 Ramona Street, Palo Alto, CA 94301

Email: info@ent40acquisitioncorp.com